     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2003

                                              REGISTRATION NO. 333- __________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                O.I. CORPORATION
             (Exact name of registrant as specified in its charter)

                 OKLAHOMA                                  73-0728053
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)               Identification Number)

      151 GRAHAM ROAD, P.O. BOX 9010
          COLLEGE STATION, TEXAS                           77842-9010
 (Address of Principal Executive Offices)                  (Zip Code)

                                O.I. CORPORATION
                        2003 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                WILLIAM W. BOTTS
                                    PRESIDENT
                                O.I. CORPORATION
                         151 GRAHAM ROAD, P.O. BOX 9010
                        COLLEGE STATION, TEXAS 77842-9010
                                 (979) 690-1711
 (Name, address and telephone number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:
                                KRISTIN H. BECNEL
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED                   REGISTERED          PER SHARE               PRICE               FEE
------------------------------------------- ----------------- --------------------- --------------------- --------------
Common Stock, par value $0.10 per share (1)    350,000 shares      $   4.875(2)        $ 1,706,250(2)        $ 138.04
------------------------------------------- ----------------- --------------------- --------------------- --------------

 (1) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from Common Stock splits, Common Stock dividends or similar transactions.

 (2) Estimated pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the Nasdaq National Market on June 17, 2003.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         O.I. Corporation incorporates by reference in this registration statement the following documents filed with the Securities and Exchange Commission (File No. 000-06511):

         (1) the annual report on Form 10-K for the year ended December 31, 2002;

         (2) the quarterly report on Form 10-Q for the quarter ended March 31, 2003; and

         (3) the description of our common stock set forth in the registration statement on Form 8-A, filed on June 5, 2003.

         All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 1031 of the Oklahoma General Corporation Act, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         The Articles of Incorporation provide that to the maximum extent permitted by the Oklahoma General Corporation Act, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. The Oklahoma General Corporation Act permits Oklahoma corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute and the Registrant's Articles of Incorporation are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations or law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director derived an improper personal benefit.

         The foregoing summary is necessarily subject to the complete text of the statutes referred to above and are qualified in their entirety by reference thereto.

         The Registrant's Articles of Incorporation and Bylaws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the fullest extent not prohibited by the Oklahoma General Corporation Act. In particular:

         Article X of the Registrant's Articles of Incorporation states that:

         To the fullest extent permitted by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended, a director shall not be liable to the Corporation or its shareholders for a breach of fiduciary duty as a director.

         Article XI of the Registrant's Bylaws states that:

                  a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article XI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article XI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article XI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article XI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made under this sub-section
         (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the court of appropriate jurisdiction shall deem proper.

                  c) Any indemnification under sub-sections (a) or (b) (unless ordered by a court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in sub-sections (a) and (b). Such determination shall be made (1) by the

         Board of Directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel, in written opinion, selected by the Board of Directors; or (3) by the shareholders. In the event a determination is made under this sub-section (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

                  d) Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this
         Article XI.

                  e) It is the intention of the Corporation to indemnify the persons referred to in this Article XI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article XI is in effect. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the persons referred to in this Article XI is alleged or proven. The indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any laws, the Certification of Incorporation, these Bylaws, agreement, the vote of shareholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  f) The indemnification provided by this Article XI shall be subject to all valid and applicable laws, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this
         Article XI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

         Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit
         Number            Description
         -------           -----------
         +4.1              Articles of Incorporation of O.I. Corporation (filed as Exhibit 3.1 to O.I.
                           Corporation's Annual Report on Form 10-K (File No. 000-06511) for the year ended
                           December 31, 2001, and incorporated by reference herein).

         +4.2              Amended and Restated Bylaws of O.I. Corporation (filed as Exhibit 3.2 to O.I.
                           Corporation's Amended Annual Report on Form 10-K/A (File No. 000-06511) for the year ended December 31, 2002, and incorporated by reference herein).

         *5.1              Opinion of Conner and Winters, P.C. with respect to legality of the securities.

         *23.1             Consent of PricewaterhouseCoopers LLP.

         *23.2             Consent of Grant Thornton, LLP.

         *23.3             Consent of Conner and Winters, P.C. (included as part of Exhibit 5.1).

         *24.1             Power of Attorney (set forth on the signature page of this registration statement).

         *99.1             O.I. Corporation 2003 Incentive Compensation Plan.



----------
+ Incorporated by reference.
* Filed herewith.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of College Station, State of Texas, on June 4, 2003.

                                    O.I. CORPORATION

                                    By:          /s/ WILLIAM W. BOTTS
                                       -----------------------------------------
                                                   William W. Botts
                                        President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of O.I. Corporation hereby constitutes and appoints William W. Botts and Juan M. Diaz and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 4, 2003.

            Signature                                                      Title
            ---------                                                      -----
       /s/ WILLIAM W. BOTTS                       President, Chief Executive Officer, Director (Principal
-------------------------------------                               Executive Officer)
         William W. Botts

         /s/ JUAN M. DIAZ                           Corporate Controller (Principal Accounting Officer)
-------------------------------------
           Juan M. Diaz

       /s/ JACK S. ANDERSON                                              Director
-------------------------------------
         Jack S. Anderson

    /s/ RICHARD W. K. CHAPMAN                                            Director
-------------------------------------
      Richard W. K. Chapman

        /s/ EDWIN B. KING                                                Director
-------------------------------------
          Edwin B. King

       /s/ CRAIG R. WHITED                                               Director
-------------------------------------
         Craig R. Whited

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------
         +4.1              Articles of Incorporation of O.I. Corporation (filed as Exhibit 3.1 to O.I.
                           Corporation's Annual Report on Form 10-K (File No. 000-06511) for the year ended
                           December 31, 2001, and incorporated by reference herein).

         +4.2              Amended and Restated Bylaws of O.I. Corporation (filed as Exhibit 3.2 to O.I.
                           Corporation's Amended Annual Report on Form 10-K/A (File No. 000-06511) for the year ended December 31, 2002, and incorporated by reference herein).

         *5.1              Opinion of Conner and Winters, P.C. with respect to legality of the securities.

         *23.1             Consent of PricewaterhouseCoopers LLP.

         *23.2             Consent of Grant Thornton, LLP.

         *23.3             Consent of Conner and Winters, P.C. (included as part of Exhibit 5.1).

         *24.1             Power of Attorney (set forth on the signature page of this registration statement).

         *99.1             O.I. Corporation 2003 Incentive Compensation Plan.

----------
+ Incorporated by reference.
* Filed herewith.